Exhibit 5.1

September 15, 2014

Trinity Industries, Inc.

2525 N. Stemmons Freeway

Dallas, Texas 75207

Re:	Trinity Industries, Inc. Registration Statement, filed on Form S-3, of Common Stock, Debt Securities and Guarantees of Debt Securities

Ladies and Gentlemen:

We have acted as counsel to Trinity Industries, Inc., a Delaware corporation (the “Company”), each of the entities listed on Schedule A attached hereto (the “Corporate Guarantors”) and each of the entities listed on Schedule B attached hereto (the “LLC Guarantors” and, together with the Corporate Guarantors, the “Co-Registrants”), with respect to the preparation and filing with the Securities and Exchange Commission (the “Commission”), pursuant to the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “1933 Act”), of a registration statement on Form S-3 (the “Registration Statement”) for the registration and sale by the Company and/or the Co-Registrants, as applicable, from time to time, pursuant to Rule 415 of the 1933 Act, of an indeterminable amount of:

(i) shares of common stock, par value $1.00 per share, of the Company (the “Common Stock”);

(ii) debt securities of the Company, which may be secured or unsecured, senior or subordinated and may be issued in one or more series, consisting of notes, debentures or other evidences of indebtedness (the “Debt Securities”), certain of which may be convertible or exchangeable into Common Stock or other securities; and

(iii) guarantees of the Debt Securities by one or more of the Co-Registrants (the “Guarantees” and, together with the Common Stock, and the Debt Securities, the “Securities”).

The Securities will be offered in amounts, at prices, and on terms to be determined in light of market conditions at the time of sale and to be set forth in supplements to the prospectus (each a “Prospectus Supplement”) contained in the Registration Statement.

The Debt Securities and any Guarantees are to be issued under the base indenture filed as an exhibit to the Registration Statement (the “Base Indenture”), as it may be supplemented.

We have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Certificate of Incorporation and Bylaws of the Company, each as amended and/or restated as of the date hereof, (ii) the organizational documents of each of the Co-Registrants, each as amended and/or restated as of the date hereof, (iii) the Registration Statement and all exhibits thereto, (iv) the minutes and records of the corporate proceedings of the Company and the Co-Registrants with respect to the filing of the Registration Statement, (v) the specimen Common Stock certificate, (vi) the Base Indenture filed as an exhibit to the Registration Statement, and (vii) such other certificates, statutes, instruments, and documents as we considered appropriate for purposes of the opinions hereafter expressed.

Trinity Industries, Inc.

September 15, 2014

In making the foregoing examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents submitted to us as certified or photostatic copies thereof, and the authenticity of the originals of such latter documents.

As to various questions of fact material to the opinions expressed below, we have, without independent third party verification of their accuracy, relied in part, and to the extent we deemed reasonably necessary or appropriate, upon the representations and warranties of the Company and/or the Co-Registrants contained in such documents, records, certificates, instruments, or representations furnished or made available to us by the Company and/or the Co-Registrants.

In connection with this opinion, we have assumed that prior to, or in connection with, the issuance of any Securities: (i) the Company and any of the Corporate Guarantors issuing a Guarantee will continue to be incorporated and in existence and good standing under the laws of the State of Delaware, (ii) any LLC Guarantor issuing a Guarantee will continue to be organized and in existence under the laws of the State of Delaware, (iii) the Registration Statement and any amendments thereto (including post-effective amendments and any and all Prospectus Supplement(s)) will have become effective, (iv) a Prospectus Supplement(s) will have been prepared and filed with the Commission properly describing the Securities offered thereby, (v) no stop order of the Commission preventing or suspending the use of the prospectus contained in the Registration Statement or any Prospectus Supplement will have been issued, (vi) the prospectus contained in the Registration Statement and any required Prospectus Supplement will have been delivered to the purchaser of the Securities as required in accordance with applicable law, (vii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable Prospectus Supplement, (viii) any securities issuable upon conversion, exchange, redemption, or exercise of any Securities will be duly and validly authorized and, if appropriate, reserved for issuance upon such conversion, exchange, redemption, or exercise, (ix) the Base Indenture and any Base Indenture supplement entered into in connection with the issuance of Debt Securities will comply with applicable law, including qualification under the Trust Indenture Act of 1939, as amended, and will be enforceable in all respects in accordance with its terms, (x) the Company and the Co-Registrants, as applicable, will have complied with the terms and conditions of the Base Indenture entered into in connection with the issuance of Debt Securities, including, but not limited to, the creation, authentication and delivery of any supplement to such Base Indenture, (xi) at the time of any offering or sale of any shares of Common Stock, the Company will have such number of shares of Common Stock, as set forth in such offering or sale, authorized, created, and available for issuance, and (xii) a definitive purchase, underwriting, or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and/or the Co-Registrants and the other parties thereto and will be enforceable obligations of the parties thereto.

Based on the foregoing, and subject to the assumptions, qualifications, limitations, and exceptions set forth herein, we are of the opinion that:

1. Upon adoption by the Board of Directors of the Company (the “Board”) (or a committee thereof) of resolutions in form and content as required by applicable law approving the issuance and the terms of the offering and sale of shares of Common Stock and upon issuance and delivery of and payment for such shares in the manner contemplated by the Registration Statement and the related Prospectus Supplement(s) and by such resolutions, such shares of Common Stock (including any Common Stock duly issued upon the exchange or conversion of Debt Securities that are exchangeable or convertible into Common Stock) will be validly issued, fully paid, and nonassessable.

Trinity Industries, Inc.

September 15, 2014

2. When (a) the specific terms of the Debt Securities have been duly established in accordance with the Base Indenture (including, without limitation, the adoption by the Board (or a committee thereof) of resolutions duly authorizing the issuance and delivery of the Debt Securities) duly authenticated by the trustee and duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms and provisions of the Base Indenture and Base Indenture supplement (if any) and as contemplated by the Registration Statement and the related Prospectus Supplement(s), (b) the trustee under any Base Indenture or Base Indenture supplement (if any) is qualified to act as trustee under applicable law and such Base Indenture or Base Indenture supplement (if any), as applicable, (c) the Base Indenture and Base Indenture supplement (if any) have been duly executed and delivered by the Company, any applicable Co-Registrant and the trustee thereunder, becoming enforceable obligations of the parties thereto, and (d) such Debt Securities have been duly executed and authenticated in accordance with the Base Indenture and Base Indenture supplement (if any) and issued and sold as contemplated in the Registration Statement and the related Prospectus Supplement(s), such Debt Securities will constitute valid and legally binding obligations of the Company.

3. When (a) the Base Indenture and Base Indenture supplement (if any) have been duly executed and delivered by the Company, the applicable Co-Registrant, and the trustee thereunder, becoming enforceable obligations of the parties thereto, (b) the directors and/or managers of the applicable Co-Registrant have duly authorized resolutions authorizing the execution, delivery, and performance of the Guarantees, (c) the Base Indenture and Base Indenture supplement (if any) have been duly executed and delivered by the applicable Co-Registrant and the trustee thereunder, becoming enforceable obligations of the parties thereto, (d) the Guarantees have been duly established, including, without limitation, due adoption by the directors and/or managers of the applicable Co-Registrant of resolutions duly authorizing the issuance and delivery of the Guarantees in form and content as required by applicable law, and (e) such Guarantees have been duly executed and delivered on behalf of the applicable Co-Registrant in accordance with the provisions of the Base Indenture and Base Indenture supplement (if any) and in accordance with any governing documents of such Co-Registrant, the Guarantees will constitute valid and legally binding obligations of the applicable Co-Registrant.

The opinions set forth above are subject to the following qualifications and exceptions:

1. The above opinions are subject to: (a) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium, or other similar law of general application affecting creditors’ rights, (b) provisions of applicable law pertaining to the voidability of preferential or fraudulent transfers and conveyances, (c) generally applicable laws that may limit the enforceability of provisions releasing, exculpating or exempting a party from, or requiring indemnification of a party for, liability for its own action or inaction, to the extent the action or inaction involves gross negligence, recklessness, willful misconduct, or unlawful conduct, and (d) the fact that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

Trinity Industries, Inc.

September 15, 2014

2. The above opinions are subject to the effect of general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith, and fair dealing, and other similar doctrines affecting the enforceability of agreements generally (regardless of whether considered in a proceeding in equity or at law).

3. In rendering the opinions set forth above, we have assumed that, at the time of the issuance, authentication, and delivery of a series of Securities, (a) the resolutions of the Company and/or the Co-Registrants, as applicable, referred to above will not have been modified or rescinded, (b) there will not have occurred any change in the law affecting the authorization, execution, delivery, validity, or enforceability of the Securities, (c) all third party consents required in connection with the sale of the Securities will have been received by the Company or the Co-Registrant, as applicable, (d) the Registration Statement will have been declared effective by the Commission and will continue to be effective, (e) none of the particular terms of a series of Securities will violate any applicable law or the terms of any applicable governing documents, and (f) neither the issuance and sale thereof nor the compliance by the Company with the terms thereof will result in a violation of any agreement or instrument then binding upon the Company or any order of any court or governmental body having jurisdiction over the Company.

The opinions expressed herein are limited to the federal laws of the United States of America, and, to the extent relevant to the opinions expressed herein, (i) the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act and (ii) the laws of the State of New York (including the statutory provisions and reported judicial decisions interpreting the state laws of the State of New York).

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus forming a part of the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the 1933 Act and the rules and regulations thereunder.

Very truly yours,

/s/ HAYNES AND BOONE, LLP

HAYNES AND BOONE, LLP

Schedule A

Corporate Guarantors

1.	Trinity Construction Materials, Inc., a Delaware corporation;

2.	Trinity Industries Leasing Company, a Delaware corporation;

3.	Trinity Marine Products, Inc., a Delaware corporation;

4.	Trinity North American Freight Car, Inc., a Delaware corporation;

5.	Trinity Structural Towers, Inc., a Delaware corporation; and

6.	Trinity Tank Car, Inc., a Delaware corporation.

Schedule B

LLC Guarantors

1.	Trinity Highway Products, LLC, a Delaware limited liability company;

2.	Trinity Parts & Components, LLC, a Delaware limited liability company; and

3.	Trinity Rail Group, LLC, a Delaware limited liability company.